Exhibit 99.1

World Fuel Services Corporation Reports Strong Earnings and Operating Cash Flow for the First Quarter of 2009

MIAMI--(BUSINESS WIRE)--May 7, 2009--World Fuel Services Corporation (NYSE:INT), a global leader in the marketing and sale of marine, aviation and land fuel products and related services, today reported first quarter net income of $25.8 million or $0.87 diluted earnings per share compared to $15.8 million or $0.54 diluted earnings per share in the first quarter of 2008. Non-GAAP net income for the first quarter, which excludes share-based compensation and amortization of acquired intangible assets, was $28.3 million or $0.95 non-GAAP diluted earnings per share compared to $17.4 million or $0.60 non-GAAP diluted earnings per share in the first quarter of 2008. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“Although the global economy remained uncertain, we delivered strong first quarter results, effectively managed risk and continued to execute upon our long-term growth strategy,” said Paul H. Stebbins, chairman and chief executive officer of World Fuel Services Corporation. “Our balance sheet and liquidity position remain very strong as we continue to be the counterparty of choice in the markets we serve.”

The company’s marine segment generated gross profit of $47.1 million in the first quarter of 2009, an increase of 28% year-over-year. “During a quarter in which markets continued to soften, our heightened discipline and solid execution allowed us to generate strong operating results,” stated Michael J. Kasbar, president and chief operating officer. The company’s aviation segment generated first quarter gross profit of $32.0 million, a year-over-year decrease of 9%. “While industry conditions remain challenging, our aviation segment delivered good results,” added Kasbar. The company’s land segment posted gross profit of $8.2 million in the first quarter, an increase of $6.4 million year-over-year, driven principally by our acquisition of the Texor business.

“By delivering strong operating results and further reducing our net trade cycle we generated $89.6 million of operating cash flow in the first quarter,” stated Ira M. Birns, executive vice president and chief financial officer. “We have now generated more than $570 million of operating cash flow over the past three quarters, further strengthening our balance sheet and liquidity profile.”

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation and amortization of acquired intangible assets, primarily because we do not believe they are reflective of the company’s core operating results. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful for investors to evaluate our core operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP earnings per share may not be comparable to the presentation of such metrics by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the creditworthiness of customers and counterparties and our ability to collect accounts receivable and settle derivatives contracts, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, the integration of acquired businesses, uninsured losses, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global leader in the marketing and sale of marine, aviation and land fuel products, as well as related services. World Fuel Services sells fuel and delivers services to its clients at more than 6,000 locations in more than 190 countries, including airports, seaports, tanker truck loading terminals and other customer storage locations. With 44 strategically located global offices (including satellite offices), World Fuel Services offers its clients a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. World Fuel Services’ marine customers include international container and tanker fleets and time-charter operators, as well as the United States and foreign governments. Aviation customers include commercial airlines, cargo carriers and corporate clientele, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call 305-428-8000 or visit http://www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended
	March 31,
	2009	2008

Revenue	$2,013,943	$4,491,486
Cost of revenue	1,926,608	4,417,677

Gross profit	87,335	73,809

Operating expenses:
Compensation and employee benefits	33,793	29,498
Provision for bad debt	458	1,910
General and administrative	19,979	20,080

	54,230	51,488

Income from operations	33,105	22,321
Interest and other expense, net	(1,356)	(2,224)

Income before income taxes	31,749	20,097
Provision for income taxes	5,930	4,202

Net income including noncontrolling interest	25,819	15,895
Less: net (loss) income attributable to noncontrolling interest	(11)	142

Net income attributable to World Fuel	$25,830	$15,753

Basic earnings per share	$0.88	$0.55

Basic weighted average shares	29,392	28,598

Diluted earnings per share	$0.87	$0.54

Diluted weighted average shares	29,586	29,043

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	March 31,	December 31,
	2009	2008

Assets:
Current assets:
Cash and cash equivalents	$386,328	$314,352
Short-term investments	8,100	8,100
Accounts receivable, net	587,782	676,100
Inventories	45,760	28,726
Short-term derivative assets, net	55,379	72,260
Prepaid expenses and other current assets	44,267	72,612

Total current assets	1,127,616	1,172,150

Property and equipment, net	34,599	35,328

Other assets	202,297	197,148

Total assets	$1,364,512	$1,404,626

Liabilities:
Current liabilities:
Short-term debt	$9,642	$23,840
Accounts payable	518,257	548,876
Short-term derivative liabilities, net	59,511	66,302
Customer deposits	34,260	40,961
Accrued expenses and other current liabilities	59,582	71,036

Total current liabilities	681,252	751,015

Long-term debt	10,521	9,537
Other long-term liabilities	34,809	36,156
Total liabilities	726,582	796,708

Equity:
World Fuel shareholders' equity	638,186	607,887
Noncontrolling interest	(256)	31
Total equity	637,930	607,918

Total liabilities and equity	$1,364,512	$1,404,626

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months Ended
	March 31,
	2009	2008
Cash flows from operating activities:
Net income attributable to World Fuel	$25,830	$15,753
Adjustments to reconcile net income attributable to net cash provided by (used in) operating activities:
Provision for bad debt	458	1,910
Depreciation and amortization	3,838	2,870
Deferred income tax benefit	(2,473)	(500)
Share-based payment compensation costs	1,791	1,673
Noncash derivative losses (gains), net	2,647	(4,981)
Foreign currency transaction losses (gains), net	213	(232)
Other	236	236
Changes in assets and liabilities	57,066	(22,376)
Total adjustments	63,776	(21,400)
Net cash provided by (used in) operating activities	89,606	(5,647)
Cash flows from investing activities:
Capital expenditures	(1,303)	(3,988)
Net cash used in investing activities	(1,303)	(3,988)
Cash flows from financing activities:
Dividends paid on common stock	(1,096)	(1,085)
Distribution of noncontrolling interest	(276)	(146)
Proceeds from exercise of stock options	457	753
Purchases of stock tendered by employees to satisfy the required withholding taxes related to share-based payment awards	(2,324)	(254)
Repayments under bankers acceptance facility	(14,507)	-
Borrowings from noncontrolling shareholders of a subsidiary	1,458	-
Borrowings under senior revolving credit facility	-	654,000
Repayments under senior revolving credit facility	-	(614,000)
Restricted cash	-	10,000
Net cash (used in) provided by financing activities	(16,288)	49,268
Effect of exchange rate changes on cash and cash equivalents	(39)	232
Net increase in cash and cash equivalents	71,976	39,865
Cash and cash equivalents, at beginning of period	314,352	36,151
Cash and cash equivalents, at end of period	$386,328	$76,016

WORLD FUEL SERVICES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months Ended
	March 31,
	2009	2008

Non-GAAP financial measures and reconciliation:

GAAP net income attributable to World Fuel	$25,830	$15,753
Share-based compensation expense, net of taxes	1,201	1,125
Intangible asset amortization expense, net of taxes	1,265	568
Non-GAAP net income attributable to World Fuel	$28,296	$17,446

GAAP diluted earnings per share	$0.87	$0.54
Share-based compensation expense, net of taxes	0.04	0.04
Intangible asset amortization expense, net of taxes	0.04	0.02
Non-GAAP diluted earnings per share	$0.95	$0.60

WORLD FUEL SERVICES CORPORATION
SEGMENT INFORMATION
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended
	March 31,
	2009	2008
Revenue:
Marine segment	$1,102,862	$2,427,173
Aviation segment	710,415	1,872,962
Land segment	200,666	191,351
	$2,013,943	$4,491,486

Gross profit:
Marine segment	$47,092	$36,945
Aviation segment	32,021	35,079
Land segment	8,222	1,785
	$87,335	$73,809

Income from operations:
Marine segment	$29,342	$17,656
Aviation segment	11,672	12,382
Land segment	1,089	(742)
	42,103	29,296
Corporate overhead	(8,998)	(6,975)
	$33,105	$22,321

CONTACT:
World Fuel Services Corporation, Miami
Ira M. Birns, Executive Vice President &
Chief Financial Officer
or
Francis X. Shea, Executive Vice President &
Chief Risk and Administrative Officer
305-428-8000